UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2008

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

233 Kansas Street El Segundo, California (Address of principal executive offices)
90245
(Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(c) Appointment of Officer

International Rectifier Corporation (the “Company”) and Donald R. Dancer, the Company’s Executive Vice President and Chief Administrative Officer, are parties to a Compensation Agreement, dated October 29, 2007 (“Dancer Compensation Agreement”) and a Severance Agreement, dated October 29, 2007 (“Dancer Severance Agreement”).  Copies of the Dancer Compensation Agreement and the Dancer Severance Agreement were filed as Exhibits 10.5 and 10.1, respectively, to the Company’s Current Report on Form 8-K dated and filed on November 2, 2007 and incorporated herein by reference.

The Company and Mr. Dancer entered into a letter agreement dated March 6, 2008 (“Dancer Letter Agreement”), that supplements and amends certain terms and conditions of the Dancer Compensation Agreement and the Dancer Severance Agreement.  The Dancer Letter Agreement provides that Mr. Dancer’s positions and titles with the Company shall be Executive Vice President and Chief Administrative Officer, and that Mr. Dancer will additionally retain on an interim basis the titles and positions of General Counsel and Secretary.

The Dancer Letter Agreement further provides that:

(i)  In addition to Mr. Dancer’s base salary, annual bonus opportunity and the special cash bonus Mr. Dancer became entitled to receive on March 1, 2008 under the Compensation Agreement, Mr. Dancer will receive: (i) a one-time cash retention payment of $600,000 if he is employed by the Company on September 1, 2008 and (ii) a one-time cash retention payment of $400,000 if he is employed by the Company on March 1, 2009 (together the “Retention Bonuses”).  If Mr. Dancer’s employment terminates for any reason before September 1, 2008, he will receive a prorated portion of the $600,000 retention payment based on the number of days served between March 1, 2008 and September 1, 2008;

(ii) In addition to the award of stock options and restricted stock units contemplated by the Compensation Agreement,  Mr. Dancer will be entitled to receive equity awards on a basis that is consistent with the level and terms of equity awards provided to other executive officers of the Company, subject to the discretion of the Company’s Compensation and Stock Options Committee;

(iii)  If Mr. Dancer’s employment with the Company is terminated for any reason other than by the Company with “cause” and the termination would not entitle Mr. Dancer to receive severance benefits under the Dancer Severance Agreement, Mr. Dancer will receive a cash amount equal to the sum of one times his annual “base pay” and that year’s “target bonus”, and he would be entitled to twelve months’ continued medical plan coverage.  Additionally, Mr. Dancer will have the later of (i) one year following his termination date, and (ii) the date that is 90 days after the Company is again current in its financial statement reporting obligations under Section 13 of the Securities Exchange Act of 1934 in order to exercise his vested stock options. Mr. Dancer will be required to provide a release of claims in order to receive any of the foregoing benefits. (For purposes of this paragraph and paragraph (iv) immediately following, the terms “cause”, “base pay”, and “target bonus”, have the meanings set forth in the Dancer Severance Agreement.); and

(iv)  If Mr. Dancer’s employment by the Company is terminated for any reason other than by the Company with Cause and such termination would entitle Mr. Dancer to receive severance benefits under the Dancer Severance Agreement, Mr. Dancer will only be entitled to the severance benefits provided under the Dancer Severance Agreement and not any additional severance benefits under the Dancer Letter Agreement.

The Dancer Letter Agreement also amends the Dancer Severance Agreement to confirm that any changes in title and position of Mr. Dancer as contemplated by the Dancer Letter Agreement do not result in an event giving rise to benefits under the Dancer Severance Agreement.

The foregoing description of the Dancer Letter Agreement is not complete and is qualified in its entirety by reference to the actual Dancer Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto.

On March 6, 2008, the Company filed a Current Report on Form 8-K (“March 6 Report”), reporting, among other things, the appointment of Mr. Dancer as Executive Vice President and Chief Administrative Officer and that compensatory arrangements regarding Mr. Dancer would be filed in a subsequent report.  This report supplements Items 5.02(c) and 5.02(e) of the March 6 Report regarding the compensatory arrangements for Mr. Dancer and is filed in lieu of the amendment contemplated by the March 6 Report.

5.02(e) Compensatory Arrangements of Officer

A.  The matters described in Item 5.02(c) above regarding the compensatory arrangements of Mr. Dancer are incorporated herein.

B.   The Company and Linda J. Pahl, the Company’s acting Chief Financial Officer, entered into a letter agreement dated March 6, 2008 (“Pahl Letter Agreement”), providing for: (i) a bonus payment of $100,000, if Ms. Pahl is an employee in good standing with the Company on June 2, 2008, or if her employment is terminated by the Company for any reason other than cause prior to June 2, 2008, in each case conditioned upon the Company completing its pending financial restatement by that time; (ii) an enhanced severance payment equal to one year’s base pay, in lieu of any other severance benefit from the Company, if Ms. Pahl’s employment is terminated following June 2, 2008 for any reason other than by the Company for cause; and (iii) an increase in Ms. Pahl’s quarterly incentive bonus from $25,000 to $35,000 effective February 1, 2008, with the quarterly incentive bonus pro-rated for any partial quarter Ms. Pahl serves as the Company’s acting chief financial officer.

Additionally, the Pahl Letter Agreement provides that if the Company appoints another person to serve as the Company’s chief financial officer, the Company will appoint Ms. Pahl to the position of Senior Vice President — Finance rather than return Ms. Pahl’s to her position immediately prior to her service as the Company’s acting chief financial officer.

The Pahl Letter Agreement further provides that following Ms. Pahl’s service as the Company’s acting chief financial officer, Ms. Pahl may elect to become a part-time employee for a minimum of ninety days to assist in any transition, with compensation to be determined by good faith agreement of the parties at the beginning of any such service.

Ms. Pahl and the Company are parties to a Severance Agreement, dated October 29, 2007 (the “Pahl Severance Agreement”), providing certain benefits to Ms. Pahl in the event of a voluntary termination for good reason, as defined, or an involuntary termination other than for cause, as defined, following a change in control of the Company as specified in the Pahl  Severance Agreement.  The Pahl Severance Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated and filed on November 2, 2007 and incorporated herein by reference.  The Pahl Letter Agreement amends the Pahl Severance Agreement in order to confirm that any changes in title and position while Ms. Pahl remains an employee of the Company as contemplated by the Pahl Letter Agreement do not result in an event giving rise to benefits under the Pahl Severance Agreement.

The foregoing description of the Pahl Letter Agreement is not complete and is qualified in its entirety by reference to the actual Pahl Letter Agreement a copy of which is filed as Exhibit 10.2 hereto.

Item 9.01.           Financial Statements and Exhibits.

(d)                             Exhibits

Exhibit Number	Description
10.1	Letter Agreement, dated March 6, 2008, between International Rectifier Corporation and Donald R. Dancer.
10.2	Letter Agreement, dated March 6, 2008, between International Rectifier Corporation and Linda J. Pahl.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER
CORPORATION

Date: March 12, 2008	By	/s/ Donald R. Dancer
Donald R. Dancer,
Executive Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Letter Agreement, dated March 6, 2008, between International Rectifier Corporation and Donald R. Dancer.

10.2	Letter Agreement, dated March 6, 2008, between International Rectifier Corporation and Linda J. Pahl.